UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

POST-EFFECTIVE AMENDMENT NO. 1
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

COMMUNITY WEST BANCSHARES
(Exact Name Of Registrant As Specified In Its Charter)

California
(State or other jurisdiction of incorporation or organization)

7100 N. Financial Dr., Ste. 101,
Fresno, CA 93720
(Address of Registrant’s Principal Executive Offices) (Zip Code)

84-1215959
(I.R.S. Employer Identification No.)

_______________
Folsom Lake Bank
2007 Equity Incentive Plan
(Full title of the plan)

James J. Kim
Chief Executive Officer
7100 N. Financial Dr., Suite 101
Fresno, CA 93720
(559) 298-1775
(Name, address and telephone number of agent for service)
__________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-220766), originally filed by Central Valley Community Bancorp (“Central Valley”) on October 2, 2017 (the “Registration Statement”) registering 382,346 shares of common stock of Central Valley to be issued in connection with options granted under the Folsom Lake Bank 2007 Equity Incentive Plan.

Those stock options were converted, on a share-for-share basis, into options to purchase shares of Central Valley’s common stock pursuant to that certain Agreement and Plan of Reorganization by and among Central Valley, Folsom Lake Bank, a California state-chartered bank, and Central Valley Community Bank, a California state-chartered bank and wholly-owned subsidiary of Central Valley, dated as of April 27, 2017.

On April 1, 2024 (the “Effective Time”), Central Valley completed its merger transaction with Community West Bancshares (“Community West”), in accordance with the terms and conditions of the Agreement and Plan of Reorganization and Merger, dated as of October 10, 2023, by and between Central Valley and Community West (the “Merger Agreement”). At the Effective Time, Community West merged with and into the Central Valley, with Central Valley being the surviving entity and Central Valley’s name changed to Community West Bancshares.

This Post-Effective Amendment is being filed solely to deregister any and all securities previously registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fresno, California on this 23rd day of April, 2026.

Community West Bancshares

By:	/s/ James J. Kim
James J. Kim
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on this 23rd day of April, 2026.

/s/ James J. Kim
James J. Kim, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Shannon R. Livingston
Shannon R. Livingston, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Robert H. Bartlein
Robert H. Bartlein, Director

/s/ Daniel J. Doyle
Daniel J. Doyle, Chairman of the Board and Director

/s/ Daniel N. Cunningham
Daniel N. Cunningham, Director

/s/ Frank T. Elliott
F.T. “Tommy” Elliott, IV, Director

/s/ Robert J. Flautt
Robert J. Flautt, Director

/s/ Jagroop Gill
Jagroop “Jay” Gill, Vice Chairman of the Board and Director

/s/ James W. Lokey
James W. Lokey, Director

/s/ Andriana D. Majarian
Andriana D. Majarian, Director

/s/ Steven D. McDonald
Steven D. McDonald, Director

/s/ Martin E. Plourd
Martin E. Plourd, Director

/s/ Dorothea D. Silva
Dorothea D. Silva, Director

/s/ Kirk B. Stovesand
Kirk B. Stovesand, Director

/s/ Dora Westerlund
Dora Westerlund, Director

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